Exhibit 5.1
THOMPSON HINE LLP
312 Walnut Street, 14th Floor
Cincinnati, OH 45202-4089
July 1, 2008
Scripps Networks Interactive, Inc.
312 Walnut Street
Cincinnati, Ohio 45202
          Re:     Registration Statement on Form S-8
Ladies and Gentlemen:
     We have acted as counsel to Scripps Networks Interactive, Inc., an Ohio corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of:
     (i) 19,575,000 of its Class A Common Shares, par value $0.01 per share (the “Shares”), of which 19,000,000 are authorized for issuance pursuant to the Scripps Networks Interactive, Inc. 2008 Long-Term Incentive Plan (the “LTIP”); 500,000 are authorized for issuance under the Scripps Networks Interactive, Inc. Employee Stock Purchase Plan (the “ESPP”) (herein the LTIP and ESPP are referred to together as the “Equity Plans”); and 75,000 are authorized under the Scripps Networks Interactive, Inc. 2008 Deferred Compensation and Stock Plan for Directors (the “Directors’ Plan”); and
     (ii) Deferred cash payment obligations of the Company (the “Obligations”) that will arise under the Scripps Networks Interactive, Inc. Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) and the Directors’ Plan.
     This opinion is being furnished pursuant to the requirements of Item 601(b)(5)(i) of Regulation S-K of the General Rules and Regulations under the Securities Act.
     In rendering the opinions set forth herein, we have examined the Equity Plans, the Deferred Compensation Plan, the Directors’ Plan and the Registration Statement (including the exhibits thereto) and originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. The opinions set forth below are subject to the following qualifications, assumptions and limitations:
(i)	all Shares will be issued in accordance with the terms of the particular Equity Plan or the Directors’ Plan under which they are being issued;

(ii)	the consideration received by the Company for each Share delivered pursuant to the Equity Plans or the Directors’ Plan will not be less than the par value of such Share; and

(iii)	the Obligations will arise under, and be satisfied in accordance with, the terms of the Deferred Compensation Plan or the Directors’ Plan.
     We are familiar with the corporate proceedings taken by the Company in connection with the authorization of each Equity Plan, the Deferred Compensation Plan and the Directors’ Plan and have made such other examinations of law and fact as we considered necessary in order to form a basis for the opinions hereafter expressed.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
     We are admitted to the bar in the State of Ohio and we do not express any opinion with respect to the laws of any other jurisdiction. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.
     Based upon and subject to the foregoing, we are of the opinion that:
(i)	the issuance of the Shares reserved for issuance under each Equity Plan and the Directors’ Plan have been duly authorized and that the Shares, when issued and delivered in accordance with the terms of the particular Equity Plan under which they are being issued or the Directors’ Plan, will be validly issued, fully paid and nonassessable; and

(ii)	the Obligations, when the same arise under and in accordance with the Deferred Compensation Plan or the Directors’ Plan, will be duly authorized, valid and binding obligations of the Company.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.
Very truly yours,
Thompson Hine LLP